As filed with the Securities and Exchange Commission on March 29, 2007

File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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NEW YORK RESIDENTIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	6500	20-4267378
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Robert Kornstein

15 West 72nd Street, Suite 15K

New York, NY 10023

917-439-3838

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Kornstein

President and Chief Executive Officer

15 West 72nd Street, Suite 15K

New York, NY 10023

917-439-3838

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey A. Rinde, Esq.

Hodgson Russ LLP

60 East 42nd, 37th Floor

New York, New York 10165

(212) 661-3535

(212) 972-1677 - Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |   |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |   |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |   |

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |   |

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount Offered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.001 par value, and one Warrant (2)	2,940,000 Units	$1.00	$2,940,000
Shares of Common Stock included as part of the Units(2)	2,940,000 Shares	--	--
Warrants included as part of the Units(2)	2,940,000 Warrants	--	--
Shares of Common Stock underlying the Warrants included in the Units(3)	2,940,000 Shares	$.75	$2,205,000
Total			$5,145,000	$158

(1) Estimated solely for the purpose of calculating the registration fee.

(2) No fee pursuant to Rule 457(g).

(3) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated March 29, 2007

$2,940,000

NEW YORK RESIDENTIAL, INC.

2,940,000 Units

New York Residential, Inc. is a company organized for the purpose of renovating, investing in, improving and in some cases managing, residential real estate in the New York metropolitan area. In addition to performing renovations on properties owned by others, our objective is to acquire residential apartment units, primarily in Manhattan, in certain cases, renovate them and sell or lease the units.

Commencing on the date of this prospectus and ending on __________________, we are offering for sale, on a best-efforts basis the units described herein at an offering price of $1.00 per unit. Each unit consists of:

• one share of our common stock; and

• one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $.75. Each warrant will become exercisable on the later of our completion of our initial property acquisition (as described herein) and __________ __, 2008 (one year from the date of this prospectus), and will expire on ________ __, 2011 (four years from the date of this prospectus), or earlier upon redemption.

There is presently no public market for our units, common stock or warrants. We intend to apply for listing of the units offered hereby on the OTC Bulletin Board as soon as practicable after the date of this prospectus. Assuming we achieve such listing, we anticipate that our common stock and the warrants will be quoted on the OTC Bulletin Board under the symbols _______ and _______, respectively, as soon as practicable after they are able to be traded separately.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________ ___, 2007

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where such an offer is not permitted.

Prospectus Summary

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to New York Residential, Inc..

We are a development stage company. We were organized under the laws of the State of Delaware on December 5, 2005. We were formed with the purpose of purchasing, renovating and either selling or operating residential real estate in the New York metropolitan area. To date our efforts have been limited to renovation of properties owned by others. We intend to commence our plans to acquire residential real estate after the closing of this offering.

Our principal executive offices are located at 15 West 72nd Street, Suite 15K, New York, NY 10023 and our telephone number is 917-439-3838.

The Offering

Securities offered:

2,940,000 units, at $1.00 per unit, each unit consisting of:

one share of common stock; and

one warrant.

The units are expected to begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless the company determines that an earlier date is acceptable.

Common stock: Number outstanding before this offering Number to be outstanding after this offering	3,060,000 shares 6,000,000 shares
Warrants: Number outstanding before this offering Number to be outstanding after this offering	0 2,940,000 warrants
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$0.75
Exercise period

The warrants will become exercisable on ________ , 2008 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [________] , 2011 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants: • in whole and not in part,

• at a price of $.01 per warrant at any time after the warrants become exercisable,

• upon a minimum of 30 days’ prior written notice of redemption, and

• if, and only if, the last sales price of our common stock equals or exceeds $1.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

In the event we call the warrants for redemption, we have agreed that any warrants purchased by our directors during the six month period following separate trading of the warrants will be exercisable by them on a cashless basis.

Proposed OTC Bulletin Board symbols for our: Units Common Stock Warrants	[______] [______] [______]

Risks

Our operations to date have only been minimal, and we have only limited assets. We plan to use the proceeds of the offering to make our first significant real estate investments.

In addition, this offering is being conducted on a best-efforts basis without a minimum investment amount.

You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 8 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of the accrued expenses required to be repaid.

Statement of Operations Data:

	For the Year Ended December 31, 2006	For the Period from December 5, 2005 (inception) to December 31, 2005
Revenues	$123,220	$ --
Operating Costs	101,874	3,550
Provision for income taxes	5,200	--
Net income (loss)	16,146	(3,550)
Net income (loss) per common share (basic and diluted)	$0.01	$(0.00)
Weighted average number of shares outstanding (basic and diluted)	3,060,000	3,060,000

	December 31, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working capital	$1,146	$2,856,146
Total assets	$97,866	$2,861,346
Total liabilities	$31,893	$5,200
Stockholders’ equity	$65,973	$2,856,146
	--	____________

Working capital excludes $64,827 of costs related to this offering which were paid prior to December 31, 2005. these deferred offering cost have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks Associated With our Business

We have only a limited operating history and, accordingly, you have very little basis on which to evaluate our ability to achieve our business objective.

During 2006, we completed the renovation of one apartment in New York City and realized revenue of approximately $123,000. Other than this project, we have no operating results to date and have not yet begun our residential real estate acquisition program and are still considered to be a development stage company. Our ability to acquire residential real estate depends upon obtaining financing through the public offering of our securities and our ability in the future to raise private funds by issuing debt or equity securities and other financing such as mortgage loans. Because of our limited operating history, you will have very little basis upon which to evaluate our ability to conduct a significant part of our planned business, which is to acquire residential real estate in the New York metropolitan area and to renovate and then resell or operate such real estate. We have not conducted any discussions and we have no plans, arrangements or understandings with respect to any specific investment properties.

Since we have not yet selected any particular property for investment, we are currently unable to ascertain the specific merits or risks of our business’s operations.

Because we have not yet identified any particular property for investment, investors in this offering have no current basis to evaluate the possible merits or risks of the purchase of any such property. We will have virtually unrestricted flexibility in identifying and selecting residential property for acquisition. We may acquire properties which require complete renovation or, in some cases, substantial repair and maintenance to make them marketable to tenants. With some properties, we may be unable to determine the full extent or cost of such renovation or repair until after the purchase is complete at which time it will likely be too late to rescind the purchase. We may purchase properties in neighborhoods which are considered to pose a risk of loss during a downturn but which, we anticipate will appreciate. The New York residential real estate market is inherently volatile and subject to substantial price fluctuations. In recent years, the market has been in an upward trend with returns reaching as high as 400%. However, some analysts speculate that the market cannot sustain these price increases and some predict that prices will decline. The market has, in fact, seen prices decline in recent months, particularly at the higher end.

Our common stock will be subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

As long as we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

• make a special written suitability determination for the purchaser;

• receive the purchaser’s written agreement to a transaction prior to sale;

• provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

• obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

Because our common stock will, at least initially, be subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We may be unable to obtain additional financing, if required, to complete our initial property acquisition or to fund the renovation, maintenance and, ultimately, operation of the properties we acquire.    Although we believe that the net proceeds of this offering will be sufficient to allow us to purchase our initial property, inasmuch as we have not yet identified any prospective target property, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of prices in the New York real estate market or unforeseen costs of renovation, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular property acquisition, we would be compelled to restructure the transaction or abandon that particular investment and seek an alternative target property. In addition, if we consummate a property acquisition, we will require mortgage financing to fund the acquisition and possibly to improve the property. The failure to secure additional financing could prevent us from acquiring property and from improving our properties in order to generate a return on them. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after any property acquisition.

Our existing stockholders and our sole officer and director control and will continue to control a substantial interest in our company and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, assuming all shares offered hereby are sold, our existing stockholders (including our sole officer and director) will own approximately 51% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Our existing stockholders, officer and director have not indicated to us that they intend to purchase our securities in the offering. Until we find suitable candidates to serve as officers and directors of our company, our sole officer and director will remain as such. Accordingly, our existing stockholders, officer and director will continue to exert control. In addition, our existing stockholders and their respective affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence over the exercise of their voting rights in matters affecting the company or its corporate governance.

Our current net tangible book value is $0.0004 per share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholder acquired his shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 52.4% or $0.524 per share (the difference between the pro forma net tangible book value per share of $0.476, and the initial offering price of $1.00 per unit).

No market currently exists for our securities, and, we cannot be certain one will develop even after they are listed on the OTC Bulletin Board.

We anticipate that our securities will be traded on the OTC Bulletin Board assuming one or more market makers submit an application for such listing. However, even if our securities are approved for trading on the OTC Bulletin Board, we cannot be certain, that an active trading market will develop in our securities. If no such market develops, our securities will have limited, if any liquidity, and will be difficult to resell. This could result in the inability of holders of our securities to sell them in a timely manner or at all which could result in a loss of investment.

Our director cannot be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

Under the policies of the North American Securities Administrators Association, Inc., because our sole director owns shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on our behalf such as identifying potential target properties and performing due diligence on suitable properties for acquisition, state securities administrators could take the position that this director is not “independent.” If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our director on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations.

Risks related the New York Residential Real Estate Market and Building Maintenance and
Operation in General

Increases in U.S. state and local income and property taxes could adversely affect our cash available for distribution.

Many U.S. states and localities are considering an increase in their income and/or real property tax rates (or increases in the assessments of real property) to cover revenue shortfalls they are currently facing. New York City, in particular, has seen dramatic increases in property taxes in recent years. We are subject to state and local income and property taxation in various jurisdictions in which we transact business and own property. Increases in income and/or property taxes in those jurisdictions could adversely affect our cash available for distribution to stockholders.

We are subject to general real estate risks and the value of our real estate assets may fluctuate.

Our primary assets are expected to consist of real estate and, in particular, residential properties, which are subject to a variety of risks. The yields available from the equity and mortgage investments in real estate depend on the amount of income generated and expenses incurred from the operations of such properties. If the properties do not generate sufficient income to meet operating expenses, including debt service and capital expenditures, our cash flow and ability to make distributions will be adversely affected. The performance of the economy in each of the areas in which the properties are located affects occupancy, market rental rates, expenses and property values.

The market value of our properties fluctuates due to a variety of factors. In our financial statements the reported asset value of a property, before depreciation, is generally the same as its original acquisition cost to us. If a property’s value falls below such cost basis, we may in certain circumstances reduce the reported asset value of such property in our financial statements. Decreases in a property’s value and income will, in turn, tend to reduce our income and funds from operations, as a whole, and may lead to decreases in the trading price of our common stock.

We intend to obtain mortgage based financing for the acquisition of our residential properties which will make them subject to foreclosure in the event we default on one or more of our outstanding mortgages.

In order to finance our property investments, we intend to seek mortgage financing. In the event of a cost overrun on a renovation project or if we are unable to sell a property for an adequate price (either because of a downturn in the market or due to unforeseen problems with the property itself), we may be unable to make our mortgage payments when due. This would cause a default on the mortgage in question and could cause us to file for bankruptcy if a mortgagee bank foreclosed.

USE OF PROCEEDS

We estimate that we will use the proceeds of this offering will be as set forth in the following table:

	Amount	Percent

Gross proceeds	$2,940,000	100%
Offering expenses
Legal fees and expenses	$50,000
Miscellaneous expenses	449
Printing and engraving expenses	5,000
Accounting fees and expenses	15,000
SEC registration fee	551
Blue sky fees and expenses	14,000
Total offering expenses	85,000	2.89%

Net proceeds	2,855,000
Use of net proceeds:
Property acquisition	2,600,000	88.44%
Renovation	180,000	6.12%
Working capital (1)	75,000	2.55%
Total:	2,855,000	97.11%

(1) Working capital includes repayment of a loan in the amount of $26,693 to our Robert Kornstein, our sole officer and director and principal stockholder.

Until we use them for the purposes set forth above, the net proceeds will be invested only in United States government securities, money market funds or other low-risk, low return investments. Any interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until our initial property acquisition is completed.   We believe that, upon consummation of this offering, assuming the sale of all of the units offered hereby, we will have sufficient available funds to operate for at least the next 12 months.

We expect to pay ordinary compensation to our officers, possibly including our current President who is also a stockholder and director, as we recruit and employ them. In addition, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying and performing due diligence on potential investment properties. Because we do not yet know the extent of the labor and expertise required to oversee management of the properties we will eventually acquire, we are unable to determine what remuneration, if any, we will eventually pay our management.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities by the number of outstanding shares of our common stock.

At December 31, 2006, our net tangible book value was $1,146, or approximately $0.0004 per share of common stock outstanding. After giving effect to the sale of 2,940,000 shares of common stock included in the units, and the deduction of estimated expenses of this offering, our pro forma net tangible book value at December 31, 2006 would have been $2,856,146 or $0.476 per share, representing an immediate increase in net tangible book value of $0.4756 per share to the existing stockholders and an immediate dilution of $0.5240 per share or 52.4% to new investors.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$1.00
Net tangible book value before this offering	$0.0004
Increase attributable to new investors	$0.4756
Pro forma net tangible book value after this offering		$0.476
Dilution to new investors		$0.524

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Existing stockholders	3,060,000	51%	$ 53,327	1.77%	$0.0174
New investors	2,940,000	49%	2,940,000	98.23%	$1.00
Total	6,000,000	100%	2,993,327	100.00%

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2006 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	December 31, 2006
	Actual	As Adjusted
Liabilities
Loans Payable related party	$26,693	$ --
Total Liabilities	$26,693	$ --

Stockholders’ equity:
Preferred stock, $.001 par value, 1,000,000 shares authorized; none issued or outstanding	--	--
Common stock, $.001 par value, 20,000,000 shares authorized; 3,060,000 shares issued and outstanding (actual); 6,000,000 shares issued and outstanding (as adjusted)	$ 3,060	$ 6,000

Additional paid-in capital	$50,267	$2,837,500
Earnings accumulated during the development stage	$12,646	$12,646
Total stockholders’ equity:	$65,973	$2,856,146
Total capitalization	$92,666	$2,856,146

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

We were formed on December 5, 2005 to serve as a vehicle to invest in, renovate and, in some cases, manage and operate residential real estate in the New York metropolitan area.

To date, our operating activities have consisted of renovation of residential property owned by others. We have generated approximately $123,000 from such activities (all of which occurred in the year ended December 31, 2006). After deducting costs of $101,874, during 2006, we had net income after taxes of $16,146.

We intend to utilize cash derived from the proceeds of this offering, together with mortgage financing to effect our initial property investment. Following this initial investment, we will likely require additional funding in order to continue purchasing properties, which will likely include the issuance of additional equity or debt. The issuance of additional shares of our common stock will result in dilution to our existing shareholders, which could be substantial. Such issuance could even cause a change in control of the company and also could create an overhang in the market for our common stock causing the price to decline. Similarly, if we issue debt securities, it could result in default and foreclosure on our properties if our operating revenues are insufficient to pay our debt obligations or could restrict our ability to obtain additional financing, if necessary, if the debt securities contain covenants restricting our ability to obtain additional financing.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $85,000, will be approximately $2,855,000.

We intend to use substantially all of the net proceeds of this offering to effect our initial property acquisition, including identifying and evaluating prospective properties for acquisition, selecting properties and negotiating and consummating their acquisition. We believe that, upon consummation of this offering (assuming the sale of all shares offered hereby), the funds available to us will be sufficient to allow us to operate for at least the next 10-12 months, assuming that we make only our initial property acquisition during that time. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate additional property acquisitions that are presented to us. Also, we intend to use mortgage financing to acquire real estate going forward.

Our Financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. Preparation of the statements in accordance with theses principles requires that we make estimates, using available data and our judgement, for such things as valuing assets, accruing liabilities and estimating expenses. the following is a list of what we feel are the most critical estimates that we make when preparing our financial statements.

Critical Accounting Policies and Estimates

Revenue and Cost Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised in SAB 104. As such, the company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is possible.

Revenues from fixed-price construction contracts are recognized on the completed contract method. This method is used because the typical contract is completed in two months or less and financial position and results of operations do not vary significantly from those that would result from use of the percentage-of-completion method. A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating to specifications or has been accepted by the customer.

Revenues from time and material contracts are recognized currently as the work is performed. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims are included in revenues when received. Costs in excess of amounts billed are classified as current assets under costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts.

Deferred Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

PROPOSED BUSINESS

Introduction

We are a Delaware company incorporated on December 5, 2005 in order to serve as a vehicle to invest in, renovate and, in some cases, manage and operate residential real estate in the New York metropolitan area.

Property Investment

General

During 2006, we completed the renovation of one apartment in New York City.  We intend to utilize cash derived from the proceeds of this offering, together with mortgage financing, in order to effect our initial property acquisition. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting our initial property acquisition as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more property acquisitions. Our property acquisitions may be delayed due to any number of factors, including those relating to due diligence, mortgage financing and a seller’s preparation for the closing. In the alternative, we may acquire a building whose rental income is subject to delinquencies or which requires substantial funding to maintain or renovate any of which could render such a building financially unstable. While we ultimately plan to purchase additional residential properties, we will probably have the ability, as a result of our limited resources, to effect only a single property acquisition.

We have not Identified a Target Property

To date, we have not identified or selected any target property for acquisition. We will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the specific property which we may ultimately acquire. To the extent we acquire a financially unstable building or one that is in a state of disrepair or a low occupancy rate, we may be affected by numerous risks inherent in the business and operations of such a building. Although our management will endeavor to evaluate the risks inherent in a particular target property, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources and Selection of Target Properties

Any evaluation relating to the merits of a particular property acquisition will be based on several factors as well as other considerations deemed relevant by our management consistent with our business objective. In evaluating prospective target properties, we will conduct an extensive due diligence review which will encompass, among other things, meetings with building management and inspection of facilities, as well as review of financial and other information which will be made available to us.

The time and costs required to select and evaluate a target property and to complete the acquisition cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target property which we do not ultimately acquire will result in a loss to us and reduce the amount of capital available to otherwise complete an acquisition. However, we will not pay any finders or consulting fees to our existing stockholder, or any of his affiliates, for services rendered to or in connection with a property acquisition.

Probable Lack of Business Diversification

While we may seek to acquire more than one property, our initial property acquisition must be of a property which satisfies the minimum equity requirement at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single property acquisition at the outset. Accordingly, the prospects for our success may be entirely dependent upon the future appreciation or performance of a single property. Moreover, since substantially all of our tangible assets are expected to consist of residential real estate in the New York metropolitan area, a significant downturn in the New York residential real estate market (either for rentals or purchases) could severely damage our business or cause a total loss of value of our tangible assets. Unlike other real estate acquisition entities which may have the resources to purchase a variety of properties in more than one market or area, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our lack of diversification subjects us to fluctuations in the New York residential real estate market and, initially, to the appreciation or successful operation of a single property.

Renovation

In addition to renovating the properties in which we invest, we intend to generate revenues by taking on renovation projects for other residential properties. To date, we have engaged in one such renovation of an apartment in New York City. The project involved a complete renovation of the apartment. Our President and CEO directly coordinates such renovations, retaining contractors and tradesmen to perform the work.

Facilities

Our principal executive office is located at 15 West 72nd Street, Suite 15K, New York, NY 10023. Our President and CEO has permitted us to use this space at no charge to date. We may enter into an agreement with him to compensate him for our use of the space at a future date.

Employees

Robert Kornstein is currently our sole officer and director and as such is our only employ at this time. We rely on licensed contractors for work done on our renovation projects.

Periodic Reporting and Audited Financial Statements

We intend to register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Robert Kornstein	44	President, Chief Executive Officer and Secretary

Mr. Kornstein is the President of Arcadia Design, Inc., a New Jersey corporation, which is engaged in the furniture design business. From June 2000 to July 2002, Mr. Kornstein was a Job Supervisor for Fountainhead Construction, a New York corporation, where he managed projects for residential and commercial real estate projects. He also has performed various residential renovation projects as an independent contractor. In all, he has 20 years of design and construction experience.

Executive Compensation

We do not intend to pay compensation to our sole director and officer or any directors or officers who join our company until such time as we have completed our initial property acquisition. However, such individuals will be entitled to receive reimbursement of all expenses incurred by them on behalf of our company.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information concerning the beneficial ownership of our shares of common stock by our sole director and officer, and by each beneficial owner of five percent (5%) or more of our outstanding common stock as of February 22, 2007 and after giving effect to the shares issued in the offering. The table does not take into consideration the shares underlying warrants included in the units offered hereby because such warrants are not exercisable until one year from the date hereof and then only at the option of the warrantholder.

Name and Address(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Common Stock
		Before the Offering	After the Offering
Robert Kornstein, Sole Director and President/Secretary	510,000	16.67%	8.5%
Ivan Berkowitz	1,530,000	50.00%	25.5%
Avner Maloul	510,000	16.67%	8.5%
Alan Lowy	510,000	16.66%	8.5%

(1)           The address for each of the listed beneficial owners is the address of the Company at 15 West 72nd Street, Suite 15K, New York, NY 10023.

CERTAIN TRANSACTIONS

At December 31, 2006, we have a $26,693 loan payable to Robert Kornstein, our sole officer and director and a significant shareholder. Mr. Kornstein has agreed that the loan is non-interest bearing and is payable on the consummation of this offering.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel.

PLAN OF DISTRIBUTION

The Offering

                We are conducting this offering, on a best-efforts basis through Robert Kornstein, our President and Secretary as well as our existing shareholders.  These individuals will not be compensated for offering the shares. They will be relying on Rule 3a4-1 of the Exchange Act as a safe harbor, for associated persons of an issuer. In this regard, each of those individuals intends, at the end of the offering, to perform substantial duties for or on behalf of the company unrelated to the transaction in securities, and none of these individuals were brokers or dealers, or associated persons of a broker or dealer, within the preceding 12 months. Furthermore, none of these individuals anticipates that they will be participating in selling an offering of securities of another issuer during the subsequent 12-month period commencing from the closing of this offering. We will, however, reimburse such officers and directors for all expenses incurred by them in connection with the offering. The shares may also be offered by broker-dealers who are members of the National Association of Securities Dealers Inc. We may, in our discretion, pay commissions of up to 8% of the offering price to participating broker-dealers.

                Currently, we do not have any sales arrangements with a participating broker-dealer for the sale of our shares. If we enter into such arrangements, who will file a post effective amendment to disclose any such arrangement and the broker-dealer participating in the offering would be named in the prospectus that is part of the registration statement. Prior to the broker-dealer participating in the offering, it would obtain a "no-objection" position on the terms of the underwriting compensation from the National Association of Securities Dealers' Corporate Finance Department.

                Certain restrictions are applicable to 3,060,000 shares of our common stock issued to our founding shareholders prior to this offering.  The Securities and Exchange Commission has taken the position that promoters or affiliates of a closely-held company and their transferees act as “underwriters” under the Securities Act when reselling the securities of a closely-held company.  Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering.  As of February 28, 2007, we have four holders of record.

Determination of Offering Price

                In the absence of a public trading market for our common stock, the offering price herein was based on an assessment of market conditions for our common stock, and the perceived value of our common stock upon completion of the transaction.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 20,000,000 shares of common stock, par value $.001, and 1,000,000 shares of preferred stock, par value $.001. As of the date of this prospectus, 3,060,000 shares of common stock are outstanding, held by four stockholders of record. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrants. Each warrant entitles the holder to purchase one share of common stock. We plan for the common stock and warrants to begin to trade separately once the units are approved for trading on the OTC Bulletin Board, provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the consummation of this offering.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders.

There is no cumulative voting with respect to the election of directors, with the result that holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. The preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of our company. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $.75 per share, subject to adjustment as discussed below, at any time commencing one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption,

• in whole and not in part,

• at a price of $.01 per warrant at any time after the warrants become exercisable,

• upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

• if, and only if, the reported last sale price of the common stock equals or exceeds $1.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

In the event we call the warrants for redemption, we have agreed that any warrants purchased by our directors during the six-month period following separate trading of the warrants will be exercisable by them on a cashless basis.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside. Under no circumstances will New York Residential be obligated to net cash settle any of the warrants.

 No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends in the near future. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial property acquisition. The payment of any dividends will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

Following the completion of this offering, we anticipate that the transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

Immediately after this offering, assuming the sale of all shares offered hereby, we will have 6,000,000 shares of common stock outstanding. Of these shares, the 2,940,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,060,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. These shares will be eligible for sale under Rule 144 when they have been outstanding for at least one year and meet the other requirements for eligibility under Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either 1% of the number of shares of common stock then outstanding and the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The Securities and Exchange Commission has taken the position that promoters or affiliates of a closely-held company and their transferees act as “underwriters” under the Securities Act when reselling the securities of a closely-held company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Pricing of Securities

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were determined based upon factors which our President, Chief Financial Officer and Chief Executive Officer considered relevant but does not necessarily reflect the current or anticipated future value of our company. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

• our current operations and prospects for acquiring attractive residential real estate in the New York metropolitan area at appropriate prices;

• our capital structure;

• an assessment of our management and experience in purchasing and renovating residential property;

• general conditions of the securities markets at the time of this offering; and

• other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we are unable to compare our financial results and prospects with those of public companies operating in the same industry.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Hodgson Russ LLP, 1540 Broadway, 24th Floor, New York, New York.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Marcum & Kliegman LLP are included in reliance upon their report given upon the authority of Marcum & Kliegman LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form SB-2, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form SB-2 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

New York Residential, Inc.

 (A Development Stage Company)

FINANCIAL STATEMENTS

December 5, 2005 (Inception)

to December 31, 2006,

New York Residential, Inc.
(A Development Stage Company)

INDEX TO AUDITED FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2
Balance Sheet at December 31, 2006	F-3

Statement of Operations
For the Year Ended December 31, 2006 and for the Period from December 5, 2005 (Inception) to December 31, 2005 and for the Period from December 5, 2005 (inception) to December 31, 2006

F-4
Statements of Stockholder’s Equity For the Period from December 5, 2005 (Inception) to December 31,2006	F-5

Statement of Cash Flows

For the Year Ended December 31, 2006 and for the Period from December 5, 2005 (Inception) to December 31, 2005 and for the Period from December 5, 2005 (inception) to December 31, 2006

F-6
Notes to the Financial Statements	F-7 to F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

New York Residential, Inc.

We have audited the accompanying balance sheet of New York Residential, Inc. (the “Company”) (a development stage company) as of December 31, 2006, and the related statements of operations, changes in stockholders’ equity, and cash flows for the year the ended December 31, 2006 and for the period from December 5, 2005 (inception) to December 31, 2005 and for the period from December 5, 2005 (inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New York Residential, Inc. (a development stage company) as of December 31, 2006, and the results of its operations and its cash flows for the year then ended December 31, 2006 and the period from December 5, 2005 (inception) to December 31, 2005 and for the period from December 5, 2005 (inception) to December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP

New York, New York

March 5, 2007

NEW YORK RESIDENTIAL, INC.
(A Development Stage Company)
BALANCE SHEET
December 31, 2006

ASSETS

Current Assets:
Cash	$33,039

TOTAL CURRENT ASSETS	33,039

Deferred offering costs	64,827

TOTAL ASSETS	$97,866

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

Accrued income taxes	$5,200
Loan payable related party	26,693

TOTAL LIABILITIES	31,893

STOCKHOLDERS' EQUITY:
Preferred stock-$.001 par value; 1,000,000 shares authorized; -
-0- shares issued and outstanding	--
Common stock-$.001 par value; 20,000,000 shares authorized; -
3,060,000 shares issued and outstanding
at December 31, 2006	3,060
Additional paid-in-capital	50,267
Earnings accumulated during the development stage	12,646

TOTAL STOCKHOLDERS' EQUITY	65,973

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$97,866

The accompanying notes are an integral part of these financial statements.

NEW YORK RESIDENTIAL, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2006	For the period from December 5, 2005 (inception) to December 31, 2005	For the period from December 5, 2005 (inception) to December 31, 2006

Contract revenues	$123,220	$-	$123,220

Costs and expenses:
Costs of contracts completed	101,874	-	101,874
Formation costs	-	3,500	3,500

TOTAL OPERATING COSTS	101,874	3,500	105,374

INCOME (LOSS0 FROM OPERATIONS BEFORE INCOME TAXES	21,346	(3,500)	17,846

Provision for income taxes	5,200	-	5,200

NET INCOME (LOSS)	$16,146	$(3,500)	$12,646

Net income (loss) per common share-Basic and Diluted	$0.01	$(0.00)
Weighted average number of shares outstanding - Basic and Diluted	3,060,000	3,060,000

The accompanying notes are an integral part of these financial statements.

NEW YORK RESIDENTIAL, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the period from December 5, 2005 (Inception) to December 31, 2006

				Earnings accumulated	Total
	Common Stock		Additional	during the	Stockholders'
	Shares	Amount	paid-in-capital	development stage	Equity

Issuance of Founders Shares
at $0.0174 per share	3,060,000	$3,060	$50,267	$-	$53,327

Net loss	-	-	-	(3,500)	(3,500)

Balance at December 31. 2005	3,060,000	3,060	50,267	(3,500)	49,827

Net income	-	-	-	16,146	16,146

Balance at December 31, 2006	3,060,000	$3,060	$50,267	$12,646	$65,973

The accompanying notes are an integral part of these financial statements

NEW YORK RESIDENTIAL, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS

		For the Period	For the Period
		from December	Ended December
		5, 2005 (inception)	5, 2005 (inception)
	For the Year Ended	to December 31,	to December 31,
	December 31, 2006	2005	2006

CASH FLOWS FROM OPERATING ACTIVITIES

Net income(loss)	$16,146	$(3,500)	$12,646
Changes in operating liabilities:
Income taxes payable	5,200	-	5,200

NET CASH PROVIDED BY (USED IN)
OPERATING ACTIVITIES	21,346	(3,500)	17,846

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common stock	-	53,327	53,327
Advances from related party	26,693	-	26,693
Payment of costs of the proposed public offering	(15,000)	(49,827)	(64,827)

NET CASH PROVIDED BY FINANCING ACTIVITIES;	11,693	3,500	15,193

Increase In Cash	33,039	-	33,039
Cash, Beginning of year	-	-	-
Cash, End of year	$33,039	$-	$33,039

The accompanying notes are an integral part of these financial statements

 NEW YORK RESIDENTIAL, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Period from December 5, 2005 (Inception) to December 31, 2006

NOTE 1 - Organization, Business and Operations

New York Residential, Inc. (the “Company”) was incorporated in Delaware on December 5, 2005 and was organized for the purpose of acquiring, renovating, investing in, improving and in some cases managing residential real estate in the New York Metropolitan area.

 In 2006, the Company renovated and remodeled one residential apartment unit in New York City. The company is still considered a development stage company due to lack of continuing revenue.

We are a development stage company in the initial stage of operations. The Company’s ability to execute its business plan is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward the acquisition of residential real property within the New York Metropolitan Area. Furthermore, there is no assurance that the Company will be able to successfully effect such a purchase of residential property.

The Company has funded its operations to date from proceeds received from the sale of its Common Stock totaling approximately $53,000 and from advances from the Company's sole director and officer totaling approximately $27,000 through December 31, 2006. The Company's sole director and officer has agreed verbally to fund the Company's operations through the earlier of the closing of the Proposed Offering or April 15, 2008.

NEW YORK RESIDENTIAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Period from December 5, 2005 (Inception) to December 31, 2006

NOTE 2 - Summary of Significant Accounting Policies

Revenue and Cost Recognition

The Company recognizes revenue in accordance with Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements,” as revised in SAB 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectibility is possible.

Revenues from fixed-price construction contracts are recognized on the completed contract method. This method is used because the typical contract is completed in two months or less and financial position and results of operations do not vary significantly from those that would result from use of the percentage-of-completion method. A contract is considered complete when all costs except insignificant items have been incurred and the installation is operating to specifications or has been accepted by the customer.

Revenues from time and material contracts are recognized currently as the work is performed.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. General and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Claims are included in revenues when received.

Costs in excess of amounts billed are classified as current assets under costs in excess of billings on uncompleted contracts. Billings in excess of costs are classified under current liabilities as billings in excess of costs on uncompleted contracts. As of December 31, 2006, there were no costs in excess of amounts billed and billings in excess of costs.

NEW YORK RESIDENTIAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Period from December 5, 2005 (Inception) to December 31, 2006

NOTE 2 - Summary of Significant Accounting Policies-continued

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $3,500. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived. the Company has recorded a full valuation allowance at December 31, 2005.

The Company has a NOL carryforward of $3,500 as of December 31, 2005.

For the year ended December 31, 2006, the Company recorded a provision for income taxes of $5,200. This represented a Federal tax at $2,300 and state and local income taxes of $2,900.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and receivables. The Company places its cash with high quality financial institutions and at times may exceed the Federal Deposit Insurance Corporation (“FDIC”) $100,000 insurance limit. At December 31, 2006, the Company had no cash balances in these accounts in excess of the FDIC insurance limits.

The Company offers its services primarily in the state of New York and it extends credit based on an evaluation of a customer’s financial condition, generally without collateral. Exposure to losses on accounts receivable is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, if required. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

One customer accounted for approximately 100% of total sales for the year ended December 31, 2006.

Income (Loss) Per Share

Loss per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

NEW YORK RESIDENTIAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Period from December 5, 2005 (Inception) to December 31, 2006

NOTE 2 - Summary of Significant Accounting Policies-continued

Recently Issued Accounting Pronouncements

In March 2006, the Financial Accounting Standards Board (“FASB’) Emerging Issues Task Force issued Issue 06-3 (EITF 06-3), “How Sales Taxes Collected From Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement.” A tentative consensus was reached that a company should disclose its accounting policy (i.e., gross or net presentation) regarding presentation of taxes within the scope of EITF 06-3. If taxes are significant, a company should disclose the amount of such taxes for each period for which an income statement is presented. The guidance is effective for periods beginning after December 15, 2006. The Company presents sales net of sales taxes in its consolidated statement of operations in accordance with EITF 06-3.

In July 2006, the Financial Accounting Standards Board issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement No. 109" (the "Interpretation"). The Interpretation establishes for all entities a minimum threshold for financial statement recognition of the benefit of tax positions, and requires certain expanded disclosures. The Interpretation is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. The Company does not expect the adoption of the Interpretation to have a material impact on its financial statements.

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157, “Fair Value Measurements”, (“SFAS 157”). This Standard defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The adoption of SFAS 157 is not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

NEW YORK RESIDENTIAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Period from December 5, 2005 (Inception) to December 31, 2006

NOTE 2 - Summary of Significant Accounting Policies-continued

In September 2006, the SEC issued SAB No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements.” SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company does not expect that SAB 108 will have a material effect on its financial statements

In December 2006, the FASB issued Staff Position (FSP) EITF 00-19-2, “Accounting for Registration Payment Arrangements.” This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, “Accounting for Contingencies.” The guidance is effective for fiscal years beginning December 15, 2006. The Company has evaluated the new pronouncement and has determined that it will not have a significant impact on the determination or reporting of its financial results.

Note 3 - Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 2,940,000 units (‘‘Units’’) at a price of $1.00 per Unit. Each Unit consists of one share of the Company’s common stock, $.001 par value, and one Redeemable Common Stock Purchase Warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $.75 commencing one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Warrants will be redeemable, at a price of $.01 per Warrant upon thirty (30) days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $1.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

Note 4 - Deferred Offering Costs

Deferred offering costs consist principally of legal and accounting fees incurred through December 31, 2006 that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised. In the event that the Proposed Offering is not consummated, the deferral costs will be charged against operations.

Note 5 - Loan Payable - Related Party

At December 31, 2006, the Company has a $26,693 loan payable from Robert Kornstein, the sole officer and director of the Company. Such party has agreed that the loan is non-interest bearing and is payable on the consummation of the Proposed Offering.

NEW YORK RESIDENTIAL, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
For the Period from December 5, 2005 (Inception) to December 31, 2006

Note 6 - Commitments

The Company presently occupies office space provided by Robert Kornstein, the Company’s sole director and officer. The officer has agreed that, until the acquisition of an initial property acquisition by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company at no cost, as may be required by the Company from time to time.

As of December 31, 2006, the Company has no backlog of signed contracts.

Note 7 – Stockholders’ Equity

Common Stock

The Company is authorized to issue 20,000,000 shares of common stock, par value $.001. On December 5, 2005,  the Company issued 3,060,000 shares of its common stock to its founders for a price of $.0174 per share, totaling $53,327. Of this amount, 510,00 shares were issued to the Company's sole director and officer.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $.001 with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2006, there are no outstanding preferred shares.

Until _______________, 2007, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$2,940,000

New York Residential, Inc.

2,940,000 Units

PROSPECTUS

__________ __, 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)      A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)      To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)      Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)      Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)      The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)      A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)      For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)      For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)      The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)      The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our certificate of incorporation provides:

“To the extent permitted by the General Corporation Law of the State of Delaware (or any statute succeeding such law), as such law now exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty occurring during the time this [provision] is in effect.”

Item 25. Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this registration statement

(other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

SEC Registration Fee	$551
Accounting fees and expenses	15,000
Printing and engraving expenses	5,000
Legal fees and expenses	50,000
Blue sky services and expenses	14,000
Transfer agent fee(1)	*
Miscellaneous	449
Total	$85,000

 * To be completed by amendment.

(1) In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $_____ for acting as transfer agent of the registrant’s common stock and $_____ for acting as warrant agent for the registrant’s warrants.

(2) This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 26. Recent Sales of Unregistered Securities.

On December 5, 2005, we issued shares to our founding shareholders for a price of $0.0174 per share as follows:

Name	Shares
Robert Kornstein	510,000
Ivan Berkowitz	1,530,000
Avner Maloul	510,000
Alan Lowy	510,000

Item 27. Exhibits and Financial Statement Schedules.

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1	Certificate of Incorporation.
3.2	By-laws.
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.
4.3	Specimen Warrant Certificate.*
4.5	Form of Transfer Agent and Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.*
5.1	Opinion of Hodgson Russ LLP.*
23.1	Consent of Marcum & Kleigman LLP.

 * To be filed by amendment.

Item 28. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)      The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrant hereby undertakes that:

(1)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)      For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of March, 2007.

NEW YORK RESIDENTIAL, INC.

By:	/s/ Robert Kornstein
Robert Kornstein
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Robert Kornstein	President, CEO and Director	March 28, 2007
Robert Kornstein	(Principal Executive, Accounting and
Financial Officer)